                                                                   EXHIBIT 10.44

                              SECOND AMENDMENT TO
                     NGC PROFIT SHARING/401(k) SAVINGS PLAN


     WHEREAS, Dynegy Inc., formerly known as NGC Corporation (the "Company"), and other Employers have heretofore adopted the NGC Profit Sharing/401(k) Savings Plan (the "Plan") for the benefit of their eligible employees; and

     WHEREAS, the Company amended and restated the Plan on behalf of itself and the other Employers, effective as of January 1, 1998; and

     WHEREAS, the Company desires to further amend the Plan on behalf of itself and the other Employers;

     NOW, THEREFORE, the Plan shall be amended as follows:

     I.   Effective as of July 6, 1998:

          1. All references in the Plan to "NGC Corporation" shall be changed to references to "Dynegy Inc."

          2. All references in the Plan to the "NGC Profit Sharing/401(k) Savings Plan" shall be changed to references to the "Dynegy Inc. Profit Sharing/401(k) Savings Plan."

     II. Effective as of November 1, 1998, the following sentence shall be added to the end of Section 1.1(12) of the Plan:

     "Notwithstanding any provision in this Section 1.1(12) to the contrary, the Compensation of any Member who is employed by Dynegy Crude Gathering and Marketing, Inc. (formerly NGC Oil Trading and Transportation, Inc.) shall, for all purposes under the Plan, include monthly premium pay that is paid to or for the benefit of such Member in connection with the anticipated sale of such company for services rendered or labor performed for such company while a Member and an Eligible Employee."

     III.  Effective as of January 1, 1999:

          1.   The phrase "the Member's elections to defer Compensation" in
Section 1.1(6) of the Plan shall be deleted and the phrase "the Member's elections to defer Compensation and Overtime Payments" shall be substituted therefor.

          2. The parenthetical "(but excluding (i) overtime payments that are made with respect to overtime that is not regularly scheduled overtime and (ii) bonuses)" shall be deleted from Section 1.1(12) of the Plan, and the parenthetical "(but (i) including overtime payments that are made with respect to overtime that is regularly scheduled overtime and (ii) excluding Overtime Payments and bonuses)" shall be substituted therefor.

          3.   The phrase "The Compensation of any Member" at the beginning of
Section 1.1(12)(B) of the Plan shall be deleted and the phrase "The Compensation and Overtime Payments of any Member" shall be substituted therefor.

          4. The following new Paragraph (46A) shall be added immediately following Section 1.1(46) of the Plan:

     "(46A) OVERTIME PAYMENT: Any payment made by the Employer to or for the benefit of a Member for services rendered or labor performed for the Employer while a Member and an Eligible Employee that is classified by the Employer as a payment for overtime (other than regularly scheduled overtime)."

          5. The phrase "defer Compensation hereunder" in Section 2.1(c) of the Plan shall be deleted and the phrase "defer Compensation or Overtime Payments hereunder" shall be substituted therefor.

          6. The following new provision shall be added immediately following Paragraph (a) of Section 3.1 of the Plan:

     "A Member who makes an election to defer an integral percentage of his Compensation pursuant to this Paragraph (a) for a Plan Year, may, prior to the first day of such Plan Year, make a separate election, applicable only to such Plan Year, to defer the same integral percentage of any Overtime Payments received during such Plan Year by having the Employer contribute the amount so deferred to the Plan. Overtime Payments not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Overtime Payments pursuant to this Section shall be made by authorizing his Employer, in the manner prescribed by the Committee, to reduce his Overtime Payments in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Overtime Payments during a Plan Year pursuant to his election hereunder shall be effected by reducing such Overtime Payments as of each payroll period in which such Member receives Overtime Payments within such Plan Year following the effective date of such election. The amount of Overtime Payments elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Employer's Before-Tax Contributions for such Plan Year."

          7. Paragraphs (b) and (c) of Section 3.1 of the Plan shall be deleted and the following shall be substituted therefor:

          "(b) A Member's Compensation reduction election shall remain in force and effect for all periods following its effective date until modified or terminated or until such Member ceases to be an Eligible Employee. A Member's Overtime Payment deferral election shall remain in force and effect for the Plan Year to which it relates until modified as described in this Paragraph, terminated as described in Paragraph (c), or such Member ceases to be an Eligible Employee. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first of any calendar month, by electing a new Compensation reduction percentage (which new reduction percentage shall also apply to his election, if any, to defer Overtime Payments) in the manner and within the time period prescribed by the Committee.

          (c) A Member may cancel his Compensation reduction election, together with his Overtime Payments reduction election if applicable, effective as of the first day of any calendar month, in accordance with the procedures and within the time period prescribed by the Committee. A Member who so cancels his Compensation reduction election, together with his Overtime Payments reduction election if applicable, may resume Compensation deferrals, effective as of the first day of any calendar month (provided such Member is an Eligible Employee), by making a new Compensation reduction election in the manner and within the time period prescribed by the Committee. If such an election to resume Compensation deferrals is to become effective during the same Plan Year in which a Member's Overtime Payment reduction election has been canceled pursuant to this Paragraph, then such Member shall also resume Overtime Payment deferrals based upon the same deferral percentage elected with respect to his Compensation deferrals."

          8. The phrase "the Compensation deferral elections" in Sections 3.1(f) and 4.5(e) of the Plan shall be deleted and the phrase "the Compensation and Overtime Payment deferral elections" shall be substituted therefor.

          9. The phrase "Compensation elected to be deferred," in Section 3.1(g) of the Plan shall be deleted and the phrase "Compensation and Overtime Payments elected to be deferred," shall be substituted therefor.

          10. The first sentence of Section 3.2 of the Plan shall be deleted and the following shall be substituted therefor:

     "For each calendar month, the Employer shall contribute to the Trust, as Employer Matching Contributions, an amount that equals 100% of that portion of the Before-Tax Contributions attributable only to Compensation deferral elections that were made pursuant to Section 3.1 on behalf of each of the Members during such month and that were not in excess of 5% of each such Member's Compensation for such month."

     IV. Subject to and conditioned upon receipt of a determination by the Internal Revenue Service that the following amendments to the Plan do not adversely affect the qualified status of the Plan under sections 401 et seq. and 501 of the Internal Revenue Code of 1986, as amended, the following amendments shall be effective as soon as administratively feasible after receipt of such a determination:

          1. Paragraph (b) of Section 11.1 of the Plan shall be changed to Paragraph (c) and the following new Paragraph (b) shall be added to Section 11.1 of the Plan:

          "(b) A Member who has attained age fifty-nine and one-half may withdraw from his After-Tax Account, Before-Tax Account, and Rollover Contribution Account an amount not exceeding the then value of such Accounts. Such withdrawal shall come, first, from the Member's After-Tax Account, second, from his Rollover Contribution Account, and, third, from his Before-Tax Account."

          2. The reference to "Paragraph (a)" in the first sentence of Section 11.1(c) of the Plan shall be deleted, and a reference to "the Paragraphs" shall be substituted therefor.

          3. Paragraph (b) of Section 11.2 of the Plan shall be deleted and the following shall be substituted therefor:

          "(b) Notwithstanding the provisions of this Article, (i) not more than one withdrawal pursuant to Section 11.1(a) shall be made in any one calendar quarter, (ii) not more than one withdrawal pursuant to Section 11.1(b) shall be made in any one Plan Year, and (iii) no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan from the Plan."

     V.   As amended hereby, the Plan is specifically ratified and reaffirmed.

     IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this _____ day of December, 1998.

                                    DYNEGY INC.


                                    BY:
                                       -------------------------------
                                        NAME:
                                             -------------------------
                                        TITLE:
                                              ------------------------